MERGER AGREEMENT


                                  BY AND AMONG


                          SPECIALTY CARE NETWORK, INC.,

                   MID-ATLANTIC ORTHOPAEDIC SPECIALISTS, P.C.,

                           ROBERT J. CIRINCIONE, M.D.,

                            RICHARD S. MILFORD, M.D.,

                            MICHAEL T. STOWELL, M.D.,

                                       AND

                           THOMAS G. AMALFITANO, M.D.,



                                  June 30, 1997


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                                                 TABLE OF CONTENTS

                                                                           Page
                                                                           ----
1.  Definitions...............................................................1

2.  Basic Transaction.........................................................4

         (a)  The Merger......................................................4
         (b)  The Closing.....................................................4
         (c)  Actions at the Closing..........................................4
         (d)  Effect of Merger................................................4
         (e)  No Fractional Shares............................................5

3.  Representations and Warranties of MAOS and MAOS Stockholders..............5

         (a)  Organization, Qualification, and Corporate Power................5
         (b)  MAOS Stockholder Interests and Capitalization...................5
         (c)  Authorization of Transaction....................................5
         (d)  Noncontravention................................................5
         (e)  Subsidiaries and Investments....................................6
         (f)  Financial Statement.............................................6
         (g)  Undisclosed Liabilities.........................................6
         (h)  Brokers' Fees...................................................6
         (i)  Material Contracts..............................................6
         (j)  Insurance; Malpractice..........................................7
         (k)  No Changes Prior to Closing Date................................7
         (l)  Title; Condition................................................8
         (m)  Litigation......................................................8
         (n)  Permits and Licenses............................................8
         (o)  Tax Matters.....................................................8
         (p)  Employee Benefit Plans..........................................8
         (q)  Third-Party Relations...........................................9
         (r)  Compliance with Applicable Laws.................................9
         (s)  Employee Compensation..........................................10
         (t)  Environmental Matters..........................................10
         (u)  Healthcare Compliance..........................................10
         (v)  Fraud and Abuse................................................11
         (w)  Practice Compliance............................................11
         (x)  Rates and Reimbursement Policies...............................11
         (y)  Accounts Receivable............................................11
         (z)  Guaranties.....................................................11
         (aa) Powers of Attorney.............................................12
         (bb) Tangible Assets................................................12
         (cc) SCN Share Ownership; Investment Intent.........................12
         (dd) Full Disclosure................................................13

4.  Representations and Warranties of SCN....................................13

         (a) Organization....................................................13
         (b) Capitalization..................................................13


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         (c)  Authorization of Transaction...................................13
         (d)  Noncontravention...............................................13
         (e)  Brokers' Fees..................................................14

5.  Covenants................................................................14

         (a)  General........................................................14
         (b)  Notices and Consents...........................................14
         (c)  Regulatory Matters and Approvals...............................14
         (d)  Operation of Business..........................................14
         (e)  Further Acts and Assurances....................................15
         (f)  Full Access....................................................15
         (g)  Notice of Developments.........................................15
         (h)  Exclusivity....................................................15
         (i)  Collection of Accounts Receivable..............................15
         (j)  Payment of Expenses............................................15
         (k)  Corporate Authorization........................................15
         (l)  Malpractice Insurance..........................................16
         (m)  Distribution of Excluded Assets................................16
         (n)  Satisfaction of Indebtedness...................................16
         (o)  Conversion into Business Corporation...........................16
         (p)  Employee Benefit Plans.........................................16
         (q)  Securities Laws Compliance.....................................16

6.  Conditions to Obligation to Close........................................16

         (a)  Conditions to Obligation of SCN................................16
         (b)  Conditions to Obligation of MAOS...............................17

7.  Items to be Delivered at or Prior to Closing.............................17

         (a)  By the MAOS Stockholders or MAOS...............................17
         (b)  By SCN.........................................................18

8.  Termination..............................................................18

         (a)  Termination of Agreement.......................................18
         (b)  Effect of Termination..........................................19

9.  Indemnification..........................................................19

         (a)  Indemnification by the MAOS Stockholders.......................19
         (b)  Notice to the MAOS Stockholders; Opportunity to Defend.........19
         (c)  General Indemnification by SCN.................................19
         (d)  Notice to SCN; Opportunity to Defend...........................19
         (e)  Right of Setoff................................................20

10.  Miscellaneous...........................................................20

         (a)  Survival.......................................................20


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         (b)  No Third-Party Beneficiaries...................................20
         (c)  Entire Agreement...............................................20
         (d)  Succession and Assignment......................................20
         (e)  Counterparts...................................................20
         (f)  Headings.......................................................20
         (g)  Notices........................................................20
         (h)  Governing Law; Venue...........................................21
         (i)  Amendments and Waivers.........................................21
         (j)  Severability...................................................21
         (k)  Expenses.......................................................22
         (l)  Construction...................................................22
         (m)  No Referrals Required..........................................22
         (n)  Incorporation of Exhibits and Schedules........................22

EXHIBIT 1 - AGREEMENT AND PLAN OF MERGER............................Exhibit 1-1

EXHIBIT 2(a)(1) - CERTIFICATE OF MERGER.......................Exhibit 2(a)(1)-1

EXHIBIT 2(a)(2) - MARYLAND ARTICLES OF MERGER.................Exhibit 2(a)(2)-2

EXHIBIT 7(a)(iv) - SERVICE AGREEMENT.................................7(a)(iv)-1

EXHIBIT 7(a)(vi) - MAOS OPINION LETTER.......................Exhibit 7(a)(vi)-1

EXHIBIT 7(b)(iii) - SCN OPINION LETTER......................Exhibit 7(b)(iii)-1


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                                MERGER AGREEMENT


     THIS MERGER AGREEMENT (this "Agreement") is entered into as of the 30th day of June, 1997, by and among SPECIALTY CARE NETWORK, INC., a Delaware corporation ("SCN"), MID-ATLANTIC ORTHOPAEDIC SPECIALISTS, P.C., a Maryland professional corporation ("MAOS") and ROBERT J. CIRINCIONE, M.D., RICHARD S. MILFORD, M.D., MICHAEL T. STOWELL, M.D., and THOMAS G. AMALFITANO, M.D. (collectively, the "MAOS Stockholders"). SCN, MAOS and the MAOS Stockholders are referred to collectively herein as the "Parties".

                              W I T N E S S E T H:

     WHEREAS, SCN and MAOS have determined that it is desirable and in the best interests of their respective corporations and stockholders that MAOS merge with and into SCN, with SCN as the surviving corporation, on the terms and subject to the conditions set forth in this Agreement and the corresponding Agreement and Plan of Merger in the form attached hereto as Exhibit 1 (the "Agreement and Plan of Merger");

     WHEREAS, SCN and MAOS intend that the transaction contemplated by this Agreement shall qualify as a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code") and intend that this Agreement along with the Agreement and Plan of Merger shall constitute a "plan of reorganization" within the meaning of Section 368 of the Code;

     WHEREAS, the Parties do not intend for this Agreement to be a binding obligation of any Party unless and until the provisions of Section 6 are satisfied or waived by the appropriate party; and

     WHEREAS, the Parties desire to set forth in writing the terms and conditions under which said transaction will be consummated.

     NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, and in accordance with the applicable provisions of the Delaware General Corporation Law and the Maryland General Corporation Law, the parties hereby agree as follows:

     1. Definitions.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Agreement" has the meaning set forth in the preface above.

     "Agreement and Plan of Merger" has the meaning set forth in the first recital above.

     "Applicable Laws" has the meaning set forth in Section 3(r).

     "Maryland Articles of Merger" has the meaning set forth in Section 2(a) below.

     "Maryland General Corporation Law" means Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended.

     "Closing Date" has the meaning set forth in Section 2(b) below.


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     "Closing" has the meaning set forth in Section 2(b) below.

     "Code" has the meaning set forth in the recitals above.

     "Conversion Ratio" has the meaning set forth in Section 2(d)(v) below.

     "Delaware Certificate of Merger" shall have the meaning set forth in
Section 2(a) below.

     "Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, as amended.

     "Disclosure Schedule" has the meaning set forth in Section 3 below.

     "MAOS" has the meaning set forth in the preface above.

     "MAOS Share" means any share of the issued and outstanding common stock of MAOS at the date of this Agreement.

     "MAOS Stockholders" has the meaning set forth in the preface above.

     "MAOSII" shall mean Mid-Atlantic Orthopaedic Specialists/Drs. Cirincione, Milford, Stowell and Amalfitano, P.C.

     "Effective Time" has the meaning set forth in Section 2(d)(i) below.

     "Employee Benefit Plans" has the meaning set forth in Section 3(p)(i) below.

     "Environmental Laws" means all federal, state, and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and other governmental requirements relating to pollution, control of chemicals, storage and handling of petroleum products, management of waste (including biohazardous or biomedical waste), discharges of materials into the environment, health, safety, natural resources, and the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     "ERISA" has the meaning set forth in Section 3(p)(i) below.

     "Excluded Assets" has the meaning set forth in Section 5(m) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Hazardous Materials" has the meaning set forth in Section 3(t) below.

     "IRS" means the Internal Revenue Service.

     "Knowledge" means actual knowledge after reasonable investigation.

     "Medical Waste" includes, but is not limited to, pathological waste, blood, sharps, wastes from surgery or autopsy, dialysis waste, including contaminated disposable equipment and supplies, cultures and stock of infectious


                                      - 2 -

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agents and associated biological agents, contaminated animals, isolation wastes, contaminated equipment, laboratory waste, various other biological waste and discarded materials contaminated with or exposed to blood, excretion or secretion from human beings or animals, and any substance, pollutant, material or contaminant listed or regulated under the Medical Waste Tracking Act of 1988, 42 U.S.C. (section)(section) 6992, et seq.

     "Medical Waste Law" means the Medical Waste Tracking Act of 1988, as amended, the U.S. Public Vessel Medical Waste Anti-Dumping Act of 1988, 33 U.S.C.A. (section)(section) 2501, et seq., the Marine Protection, Research and Sanctuaries Act of 1972, 33 U.S.C.A. (section)(section) 1401, et seq., the Occupational Safety and Health Act, 29 U.S.C.A. (section)(section) 651, et seq., the United States Department of Health and Human Services, National Institute for Occupational Self-Safety and Health Infectious Waste Disposal Guidelines, Publication No. 88-119, all regulations and orders issued pursuant to any of the foregoing, and any other federal, state, regional, county, municipal or other local laws, regulations and ordinances insofar as they purport to regulate Medical Waste or impose requirements relating to Medical Waste.

     "Merger" has the meaning set forth in Section 2(a) below.

     "Merger Consideration" means the number (7) multiplied by the Base Service Fee (as such term is defined in the Service Agreement) less Two Hundred Seventy-four Thousand Fifty Dollars ($274,050).

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice.

     "Parties" has the meaning set forth in the preface above.

     "PBGC" has the meaning set forth in Section 3(p)(ii) below.

     "PCBs" has the meaning set forth in Section 3(t) below.

     "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Practice Assets" has the meaning set forth in Section 3(l) below.

     "SCN Share" means any share of the common stock, $.001 par value per share, of SCN.

     "SCN Share Price" means the average of the closing asking price for one (1) share of SCN common stock as reported on the Nasdaq National Market System for the ten (10) trading days immediately preceding June 30, 1997.

     "SCN" has the meaning set forth in the preface above.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge or other security interest other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.


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     "Service Agreement" shall mean that certain Service Agreement dated as of the Closing Date by and among SCN, MAOSII, and the MAOS Stockholders to be executed and delivered at the Closing.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Surviving Corporation" has the meaning set forth in Section 2(a) below.

     2. Basic Transaction.

     (a) The Merger. On and subject to the terms and conditions of this Agreement, MAOS will merge with and into SCN (the "Merger") at the Effective Time. SCN shall enter into the Agreement and Plan of Merger upon adoption of the Agreement and Plan of Merger by the Board of Directors of SCN and the satisfaction or waiver of the conditions precedent to SCN's obligations set forth in this Agreement. MAOS shall enter into the Agreement and Plan of Merger upon adoption of the Agreement and Plan of Merger by the Board of Directors of MAOS and the MAOS Stockholders and the satisfaction or waiver of the conditions precedent to MAOS's obligation set forth in this Agreement. Upon all other conditions herein being satisfied or waived in accordance with the terms of this Agreement, a Certificate of Merger in substantially the form attached hereto as
Exhibit 2(a)(1) (the "Delaware Certificate of Merger") shall be executed and filed with the Secretary of State of the State of Delaware and Articles of Merger in substantially the form attached hereto as Exhibit 2(a)(2) (the "Maryland Articles of Merger")shall be executed and filed with the State Department of Assessments and Taxation of the State of Maryland , together with all certificates or documents as may be required to be filed under the laws of the State of Delaware and the State of Maryland to effect the Merger. Thereafter, the separate corporate existence of MAOS shall cease and MAOS shall be merged with and into SCN (the "Surviving Corporation").

     (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of MAOS, Strite & Schildt, 138 West Washington Street, Hagerstown, MD, 21740 commencing at 9:00 A.M. local time on the second business day following the day on which the last of the conditions set forth in Section 6 have been fulfilled or waived, or such other date or place as the Parties may mutually determine (the "Closing Date").

     (c) Actions at the Closing. At the Closing, (i) MAOS will deliver to SCN the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) SCN will deliver to MAOS the various certificates, instruments, and documents referred to in Section 7(b) below, (iii) SCN and MAOS will file with the Secretary of State of the State of Delaware the Delaware Certificate of Merger, and (iv) SCN and MAOS will file with the State Department of Assessments and Taxation of the State of Maryland the Maryland Articles of Merger.

     (d) Effect of Merger.

          (i) General. The Merger shall become effective at the time (the "Effective Time") SCN and MAOS file the Delaware Certificate of Merger with the Secretary of State of the State of Delaware and file the Maryland Articles of Merger with the State Department of Assessments and Taxation of the State of Maryland. The Merger shall have the effect set forth in the Delaware General Corporation Law and the Maryland General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either SCN or MAOS in order to carry out and effectuate the transactions contemplated by this Agreement.

          (ii) Certificate of Incorporation. The Certificate of Incorporation of SCN in effect at and as of the Effective Time will remain the Certificate of Incorporation of the Surviving Corporation without any modification or amendment as a result of the Merger.


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          (iii) Bylaws. The Bylaws of SCN in effect at and as of the Effective
     Time will remain the Bylaws of the Surviving Corporation without any modification or amendment as a result of the Merger.

          (iv) Directors and Officers. The directors and officers of SCN in office at and as of the Effective Time will remain the directors and officers of the Surviving Corporation (retaining their respective positions and terms of office).

          (v) Conversion of MAOS Shares. At and as of the Effective Time, SCN shall issue to the MAOS Stockholders one-half (1/2) of the Merger Consideration in SCN Shares and shall pay to the MAOS Stockholders the balance of the Merger Consideration in cash. At and as of the Effective Time, each of the issued and outstanding MAOS Shares shall be converted into the right to receive (A) a number of SCN Shares equal to (i) the dollar amount of the portion of the Merger Consideration payable in SCN Shares, divided by the SCN Share Price, further divided by (ii) the number of MAOS Shares issued and outstanding at the Effective Time (the "Conversion Ratio") and (B) cash in an amount equal to the portion of the Merger Consideration payable by SCN in cash divided by the number of MAOS Shares issued and outstanding at the Effective Time. The Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of MAOS Shares or SCN Shares outstanding.

          (vi) SCN Shares. Each SCN Share issued and outstanding at and as of the Effective Time will remain issued and outstanding and shall be unaffected by the Merger.

     (e) No Fractional Shares. No fractional SCN Shares shall be issued pursuant to the Merger. In lieu of the issuance of any such fractional SCN Shares, cash adjustments will be paid to holders in respect of any fractional SCN Shares that would otherwise be issuable. The amount of such adjustment shall be the product of such fraction of a SCN Share multiplied by the SCN Share Price.

     3. Representations and Warranties of MAOS and MAOS Stockholders. MAOS and each of the MAOS Stockholders severally, with respect to himself and MAOS only, represent and warrant to SCN that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3. The parties acknowledge and agree that the Disclosure Schedule will not be delivered until two (2) days prior to the date upon which the parties intend to consummate the transactions contemplated by this Agreement.

     (a) Organization, Qualification, and Corporate Power. MAOS is a professional corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland . MAOS is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the character or location of the properties owned or the business conducted by MAOS makes such qualification necessary. MAOS has the full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

     (b) MAOS Stockholder Interests and Capitalization. The capital stock of MAOS is owned in the manner set forth in Section 3(b) of the Disclosure Schedule. All of the issued and outstanding MAOS Shares have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require MAOS to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to MAOS. As of the date of this Agreement, the authorized capital stock of MAOS consists of 5,000 shares of MAOS common stock, of which 1,200 shares were issued and outstanding.

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     (c) Authorization of Transaction. MAOS has the full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of MAOS and the MAOS Stockholders, enforceable in accordance with its terms and conditions.

     (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, professional regulatory organization or court to which MAOS is subject or any provision of the charter or bylaws of MAOS or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which MAOS is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). MAOS is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (e) Subsidiaries and Investments. MAOS does not own, directly or indirectly, any capital stock or other equity ownership or proprietary interest in any other corporation, partnership, association, limited liability company, trust, joint venture or other entity.

     (f) Financial Statements. MAOS has furnished SCN with unaudited balance sheets dated December 31, 1995 and 1996 and May 31, 1997 and unaudited income statements for the twelve (12) month periods ending December 31, 1996 and 1995 and the five (5) months ended May 31, 1997. Such financial statements, including the notes thereto, except as indicated therein, were prepared on a basis consistent with past accounting practices of MAOS and fairly present the results of operations for the periods noted therein. The balance sheets of MAOS delivered by MAOS to SCN fairly present the financial condition of MAOS at the date thereof, and except as indicated therein, reflect all claims against and all debts and liabilities of MAOS, fixed or contingent, as of the date thereof.

     (g) Undisclosed Liabilities. MAOS has no uninsured liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of December 31, 1996 and (ii) liabilities which have arisen after December 31, 1996 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     (h) Brokers' Fees. MAOS does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (i) Material Contracts. Section 3(i) of the Disclosure Schedule lists the following contracts and other material agreements to which MAOS is a party:

          (i) any agreement (or group of related agreements) for the lease of real or personal property to or from any Person;

          (ii) any agreement (or group of related agreements) for the purchase or sale of supplies, products, or other personal property or for the furnishing or receipt of services;

          (iii) any agreement concerning a partnership, limited liability company or joint venture;

          (iv) any agreement (or group of related agreements) under which MAOS has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation pursuant to which it has imposed a Security Interest in respect of any of its assets, tangible or intangible;

          (v) any agreement concerning confidentiality or noncompetition;

          (vi) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of MAOS's current or former directors, officers, and employees;

          (vii) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $25,000 or providing severance benefits;

          (viii) any agreement pursuant to which MAOS has advanced or loaned any amount to any of its directors, officers, and employees;

          (ix) any agreement pursuant to which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of MAOS; or

          (x) any other agreement (or group of related agreements) outside the ordinary course of MAOS's business or operations the performance of which involves consideration in excess of $15,000.

MAOS has delivered or given SCN access to a correct and complete copy of each written agreement listed in Section 3(i) of the Disclosure Schedule (as amended through the Closing Date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3(i) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) except as set forth in Section 3(i) of the Disclosure Schedule, no notice of this Agreement or consent of any third party is required in order for MAOS to execute and deliver this Agreement or to consummate the transactions contemplated hereby, and, after assignment to SCN at Closing, the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

     (j) Insurance; Malpractice. Section 3(j) of the Disclosure Schedule contains a list and brief description of all policies or binders of fire, liability, product liability, workers compensation, health and other forms of insurance policies or binders currently in force insuring against risks which will remain in full force and effect at least through the Closing Date. Section 3(j) of the Disclosure Schedule contains a description of all current malpractice liability insurance policies of MAOS Stockholders, MAOS and MAOS's professional employees and all predecessor policies in effect since February 1, 1990. Neither MAOS, the MAOS Stockholders, nor MAOS's professional employees have, in the last seven (7) years, filed a written application for any insurance coverage relating to MAOS's business or property which has been denied by an insurance agency or carrier. MAOS, MAOS's professional employees and the MAOS Stockholders have been continuously insured for professional malpractice claims during the same period. Section 3(j) of the Disclosure Schedule also sets forth a list of all claims for any insured loss in excess of Five Thousand Dollars ($5,000.00) per occurrence filed by or against MAOS, MAOS's professional employees or the MAOS Stockholders during the three (3) year period immediately preceding the date hereof, including workers compensation, general liability, environmental liability and professional malpractice liability claims. None of MAOS, MAOS's professional employees or the MAOS Stockholders is in material default with respect to any provision contained in any such policy and none of them has failed to give any notice or present any claim under any such policy in due and timely fashion.

     (k) No Changes Prior to Closing Date. During the period from December 31, 1996 through the date hereof, MAOS has not (i) incurred any liability or obligation of any nature (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due), except in the Ordinary Course of Business, (ii) written off as uncollectible any notes or accounts receivable, except write-offs in the Ordinary Course of Business charged to applicable reserves, none of which individually or in the aggregate is material to MAOS, (iii) conducted its business in such a manner so as to materially increase its accounts payable or so as to materially decrease its accounts receivable, (iv) granted any increase in the rate of wages, salaries, bonuses, or other remunerations of any employee, except in the Ordinary Course of Business, (v) canceled or waived any claims or rights of substantial value, (vi) made any change in any method of accounting,
(vii) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the Ordinary Course of Business, (viii) agreed, whether or not in writing, to do any of the foregoing, or (ix) disposed of its assets other than in the Ordinary Course of Business.

     (l) Title; Condition. Section 3(l) of the Disclosure Schedule contains a complete, true and correct list of those assets which are material to the business or operations of MAOS (the "Practice Assets"). Except as set forth in
Section 3(l) of the Disclosure Schedule, MAOS has good and marketable title to all of the Practice Assets subject to no mortgage, pledge, lien, lease, conditional sales agreement, option, right of first refusal or any other encumbrance or charge, including taxes. MAOS agrees to remove all security interests reflected on any search of public records, if any, prior to the Effective Time and remove any other security interest filed with respect to the Practice Assets between the date of such search of public records and the Effective Time.

     (m) Litigation. There is no suit, action, proceeding at law or in equity, arbitration, administrative proceeding or other proceeding or investigation by any governmental entity pending, or threatened against, or affecting MAOS or any of the Practice Assets, or any physician or other health care professional engaged or employed by MAOS, and to the Knowledge of MAOS and the MAOS Stockholders there is no basis for any of the foregoing. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3(m) of the Disclosure Schedule could result in any material adverse change in the operations, results of operations, or future prospects of the business assets to be operated by SCN after the Closing.

     (n) Permits and Licenses. MAOS and all physicians and other health care professionals engaged or employed by MAOS have all permits and licenses required by all applicable laws; have made all regulatory filings necessary for the conduct of MAOS's business; and are not in violation of any of said permitting or licensing requirements.

     (o) Tax Matters. All federal, state and other tax returns of MAOS required by law to be filed have been timely filed, and MAOS has paid or adequately provided for all taxes (including taxes on properties, income, franchises, licenses, sales and payrolls) which have become due pursuant to such returns or pursuant to any assessment, except for any taxes and assessments, the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which MAOS has set aside on its books adequate reserves. There are no tax liens on any of MAOS's assets except those with respect to taxes not yet due and payable. There are no pending tax examinations of MAOS's tax returns nor has MAOS received a revenue agent's report asserting a tax deficiency in the last twelve (12) months. There are not and will not be at the Closing Date, any claims pending or asserted against MAOS for unpaid taxes by any federal, state or other governmental body. MAOS has withheld from each payment made to employees of MAOS the amount of all taxes (including, but not limited to, federal, state and local income taxes and Federal Insurance Contribution Act taxes) required to be withheld therefrom and all amounts customarily withheld therefrom, and has set aside all other employee contributions or payments customarily set aside with respect to such wages and has paid or will pay the same to, or has deposited or will deposit such payment with, the proper tax receiving officers or other appropriate authorities.

     (p) Employee Benefit Plans.

          (i) List of Plans. Section 3(p) of the Disclosure Schedule contains an accurate and complete list of all employee benefit plans ("Employee Benefit Plans") within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not any Employee Benefit Plans are otherwise exempt from the provisions of ERISA, established, maintained or contributed to by MAOS (including all employers (whether or not incorporated) which by reason of common control are treated together with MAOS and/or the MAOS Stockholders as a single employer within the meaning of Section 414 of the Code) since September 2, 1974.

          (ii) Status of Plans. MAOS has never maintained and does not now maintain or contribute to any Employee Benefit Plan subject to ERISA which is not in substantial compliance with ERISA, or which has incurred any accumulated funding deficiency within the meaning of Section 412 or 418B of the Code, or which has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under Section 412 of the Code or which is subject to Title IV of ERISA. MAOS has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") in connection with any Employee Benefit Plan covering any employees of MAOS or ceased operations at any facility or withdrawn from any such Plan in a manner which could subject it to liability under Section 4062(f), 4063 or 4064 of ERISA, and knows of no facts or circumstances which might give rise to any liability of MAOS to the PBGC under Title IV of ERISA which could reasonably be anticipated to result in any claims being made against MAOS by the PBGC. MAOS has not incurred any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Sections 4201 and 4202 of ERISA, to any Employee Benefit Plan which is a Multiemployer Plan (as defined in Section 4001 of ERISA), and no event has occurred, and there exists no condition or set of circumstances, which represent a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any Multiemployer Plan which would result in any liability of MAOS.

          (iii) Contributions. Full payment has been made of all amounts which MAOS is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which MAOS is a party, to have paid as contributions thereto as of the last day of the most recent plan year of such Employee Benefit Plan ended prior to the date hereof. MAOS has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Employee Benefit Plan or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

          (iv) Tax Qualification. Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service and nothing has occurred since the date of the last such determination which resulted or is likely to result in the revocation of such determination.

          (v) Transactions. MAOS has not engaged in any transaction with respect to the Employee Benefit Plans which would subject it to a material tax, penalty or liability for prohibited transactions under ERISA or the Code nor have any of its directors, officers or employees to the extent they or any of them are fiduciaries with respect to such plans, breached any of their responsibilities or obligations imposed upon fiduciaries under Title I of ERISA which would result in any material claim being made under or by or on behalf of any such plans by any party with standing to make such claim.

          (vi) Other Plans. MAOS presently does not maintain any Employee Benefit Plans or any other foreign pension, welfare or retirement benefit plans other than those listed on Section 3(p) of the Disclosure Schedule.

          (vii) Documents. MAOS has delivered or caused to be delivered to SCN true and complete copies of (i) all Employee Benefit Plans as in effect, together with all amendments thereto which will become effective at a later date, as well as the latest IRS determination letter obtained with respect to any such Employee Benefit Plan qualified under Section 401 or 501 of the Code, and (ii) the most recently filed Form 5500 for each Employee Benefit Plan required to file such form.

     (q) Third-Party Relations. MAOS has not received any notice that any material patient, supplier, employee or associated physician intends to cease doing business with MAOS.

     (r) Compliance with Applicable Laws. MAOS has operated in compliance with all federal, state, county and municipal laws, constitutions, ordinances, statutes, rules, regulations and orders applicable thereto ("Applicable Laws"). Neither MAOS nor any physician associated with or employed by MAOS has received payment or any remuneration whatsoever to induce or encourage the referral of patients or the purchase of goods and/or services as prohibited under 42 U.S.C. (section) 1320a-7b(b), or otherwise perpetrated any Medicare or Medicaid fraud or abuse nor has any fraud or abuse been alleged within the last five (5) years by any government agency.

     (s) Employee Compensation. MAOS has paid or discharged or will pay or discharge or assume all liabilities for compensation and benefits to which all employees, including physician employees, are entitled through the Closing Date, including but not limited to all salaries, wages, bonuses, incentive compensation, payroll taxes, hospitalization and medical expenses, deferred compensation, and vacation and sick pay, as well as any severance pay becoming due as a result of the termination of MAOS's employees.

     (t) Environmental Matters.

          (i) MAOS is in full compliance with all applicable Environmental Laws.

          (ii) MAOS has not authorized or conducted the disposal or release, or other handling of any hazardous substance, Medical Waste, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas, biohazardous or biomedical material, or other material defined, regulated controlled or potentially subject to any remediation requirement under any Environmental Law (collectively "Hazardous Materials"), on, in, under or affecting any property owned or leased by MAOS.

          (iii) MAOS has been, and is in compliance with, all licenses, permits, registrations, and government authorizations necessary to operate under all applicable Environmental Laws. Section 3(t) of the Disclosure Schedule lists all such licenses, permits, registrations and government authorizations required by any Environmental Law.

          (iv) MAOS has not received any written or oral notice from any governmental agency or entity or any other Person and there is no pending or threatened claim, litigation or any administrative agency proceeding that: (a) alleges a violation of any Environmental Law(s) by MAOS or, with respect to the Practice Assets or any property owned or leased by MAOS (b) alleges that MAOS is a liable party or potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (section) 9601, et seq., or any analogous state law, (c) has resulted or could result in the attachment of an environmental lien on any of the Practice Assets or property owned or leased by MAOS, or (d) alleges that

     MAOS is liable for any contamination of the environment, contamination of any property owned or leased by MAOS, damage to natural resources, property damage, or personal injury based on its activities or the activities of any predecessor or third parties involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards.

          (v) With respect to the generation, transportation, treatment, storage and disposal or other handling of Medical Waste, MAOS has complied with all Medical Waste Laws.

     (u) Healthcare Compliance. MAOS is participating in or otherwise authorized to receive reimbursement from Medicare and Medicaid and is a party to other third-party payor agreements if any, discussed in Section 3(i) of the Disclosure Schedule. All necessary certifications and contracts required for participation in such programs are in full force and effect and have not been amended or otherwise modified, rescinded, revoked or assigned, and no condition exists or event has occurred which in itself or with the giving of notice or the lapse of time or both would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such third-party payor program. MAOS is in compliance in all material respects with the requirements of all such third-party payors. MAOS, the MAOS Stockholders, and MAOS's physician employees do not have any financial relationship (whether investment interest, compensation interest, or otherwise) with any entity to which any of the foregoing refer patients, except for such financial relationships that qualify for exceptions to state and federal laws restricting physician referrals to entities in which they have a financial interest.

     (v) Fraud and Abuse. MAOS, the MAOS Stockholders and persons and entities providing professional services for MAOS have not engaged in any activities which are prohibited under 42 U.S.C. (section) 1320a-7b, or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; or (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (1) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (2) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid.

     (w) Practice Compliance. MAOS is lawfully operated in accordance with the requirements of all Applicable Laws and has all necessary authorizations for the use and operation of a medical practice, all of which are in full force and effect. There are no outstanding notices of deficiencies relating to MAOS issued by any governmental authority or third-party payor requiring conformity or compliance with any applicable law or condition for participation with such governmental authority or third-party payor, and after reasonable and independent inquiry and due diligence and investigation, MAOS has neither received notice nor has any Knowledge or reason to believe that such necessary authorizations may be revoked or not renewed in the Ordinary Course of Business.

     (x) Rates and Reimbursement Policies. The jurisdiction in which MAOS is located does not currently impose any restrictions or limitations on rates which may be charged to private pay patients receiving services provided by MAOS. MAOS does not have any rate appeal currently pending before any governmental authority or any administrator of any third-party payor program. No Applicable Law which affects rates or reimbursement procedures has been enacted, promulgated or issued within the eighteen (18) months preceding the date of this Agreement and to the Knowledge of MAOS and the MAOS Stockholders no such legal requirement is proposed or currently pending in the jurisdiction in which MAOS is located, which could have a material adverse effect on MAOS or may result in the imposition of additional Medicaid, Medicare, charity, free care, welfare, or other discounted or government assisted patients at MAOS or require MAOS to obtain any necessary authorization which MAOS does not currently possess.

     (y) Accounts Receivable. All accounts receivable, unbilled invoices and other debts due or recorded in the respective records and books of account of MAOS, as being due to MAOS, (i) are valid and existing, (ii) have arisen in the Ordinary Course of Business, and (iii) none of such accounts receivable or other debts is or will at the Closing Date be subject to any counterclaim or set-off. There has been no material adverse change since May 31, 1997, in the amount of accounts receivable or other debts due MAOS, the allowances with respect thereto, or accounts payable of MAOS from that reflected in the most recent balance sheet previously delivered by MAOS to SCN.

     (z) Guaranties. MAOS is not a guarantor and otherwise is not liable for any liability or obligation (including indebtedness) of any other Person.

     (aa) Powers of Attorney. There are no outstanding powers of attorney executed by MAOS, except as may be contained in financing documents or security agreements listed in Section 3(i) of the Disclosure Schedule.

     (bb) Tangible Assets. MAOS owns or leases all land, buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted. To the Knowledge of MAOS and the MAOS Stockholders each tangible asset is free from defects, has been maintained in accordance with normal industry practice, and is in good operating condition and repair (subject to normal wear and tear).

     (cc) SCN Share Ownership; Investment Intent.

          (i) Neither MAOS nor the MAOS Stockholders owns, beneficially or otherwise, any SCN Shares.

          (ii) SCN Shares issuable in the Merger are being acquired by the MAOS Stockholders solely for their own account for investment and not with a view to the distribution thereof, and the MAOS Stockholders acknowledge and understand that the certificate(s) representing such SCN Shares will bear a legend in substantially the following form:

          THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES ACT AND CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SUCH ACTS OR UNLESS EXEMPTIONS FROM REGISTRATION ARE AVAILABLE.

          (iii) The MAOS Stockholders represent and warrant as follows:

               (A) Each MAOS Stockholder is an "accredited investor" as defined under Rule 501 of Regulation D promulgated under the Securities Act.

               (B) The MAOS Stockholders confirm that SCN has made available to them or to their representatives the opportunity to ask questions of SCN officers and directors and to acquire such information about the SCN Shares and the business and financial condition of SCN as the MAOS Stockholders requested, which additional information has been received.

               (C) In deciding to acquire SCN Shares pursuant to this Agreement, the MAOS Stockholders consulted with their legal, financial, and tax advisors with respect to the Merger and the nature of the investment together with any additional information provided under subsection (B) above.

               (D) Each MAOS Stockholder has adequate means of providing for his current needs and personal contingencies and has no need for liquidity in his investment in SCN. Each MAOS Stockholder, either alone or with his representatives, has such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the Merger.

               (E) The MAOS Stockholders understand and acknowledge that the investment in the SCN Shares is a speculative investment which involves a high degree risk of loss of such MAOS Stockholders' investment therein; that there are substantial restrictions on the transferability of the SCN Shares under the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder and applicable state securities or "blue sky" laws; and, accordingly, that it may not be possible to liquidate an investment in the SCN Shares.

               (F) The MAOS Stockholders have been advised and understand that
          (i) the offer and sale of the SCN Shares have not been registered under the Securities Act; (ii) the SCN Shares must be held indefinitely and the MAOS Stockholders must continue to bear the economic risk of the investment in the SCN Shares until the offer or sale of the SCN Shares is subsequently registered under the Securities Act or any "blue sky" laws or an exemption from such registration is available; (iii) Rule 144 promulgated under the Securities Act is not presently available with respect to the sale of any securities of SCN, including the SCN Shares, and when and if the SCN Shares may be disposed of without registration in reliance on Rule 144, such disposition can be made only in accordance with the terms and conditions of such Rule; (iv) the restrictive legends described in
          Section 3(cc)(ii) shall be placed on the certificates representing the SCN Shares; and (v) a notation shall be made in the appropriate records of SCN indicating that the SCN Shares are subject to restrictions on transfer and appropriate stop-transfer instructions will be issued to any transfer agent with respect to the SCN Shares.

     (dd) Full Disclosure. No representation or warranty made by MAOS in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     4. Representations and Warranties of SCN. SCN represents and warrants to MAOS that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

     (a) Organization. SCN is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

     (b) Capitalization. As of the date of this Agreement, the entire authorized capital stock of SCN consists of fifty million (50,000,000) SCN Shares, of which Fourteen Million Six Hundred Sixty-Two Thousand Five Hundred Seventy-Five (14,662,575) SCN Shares are issued and outstanding and two million (2,000,000) shares of preferred stock, none of which are issued and outstanding. All of the SCN Shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and nonassessable.

     (c) Authorization of Transaction. SCN has full power and authority (including full corporate power and authority) to execute and deliver this Agreement, to issue the SCN Shares and otherwise to perform its obligations hereunder; provided, however, that SCN cannot consummate the transaction unless and until the Merger receives the approval of the SCN Board of Directors. Except as set forth in the preceding sentence, this Agreement constitutes the valid and legally binding obligation of SCN, enforceable in accordance with its terms and conditions.

     (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, professional regulatory organization or court to which SCN is subject or may become subject as a result of the transaction contemplated by this Agreement, or any provision of the charter or bylaws of SCN or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which SCN is a party or by which it is bound or to which any of its assets is subject. Other than state and federal filings required by the Securities Act and similar state statutes, SCN does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (e) Brokers' Fees. SCN does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which SCN could become liable or obligated.

     5. Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

     (a) General. Each of the Parties will use its or his best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction of the closing conditions set forth in Section 6 below) to be satisfied by him or it. This paragraph shall not be construed to obligate any of the Parties to waive any condition precedent to his or its obligations to perform hereunder.

     (b) Notices and Consents. MAOS will give any notices to third parties, and will use its best efforts to obtain any third party consents necessary or required to consummate the Merger or that SCN reasonably may request in connection with the matters referred to in Section 3(i) above.

     (c) Regulatory Matters and Approvals. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any necessary authorizations, consents, and approvals of governments and governmental agencies in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing:

          (i) Tax Reporting. The Merger is intended to qualify as a reorganization under Code Section 368(a)(1)(A). Each of the parties agrees to report this transaction for all purposes in accordance with the foregoing.

          (ii) Licenses and Permits. Each of the Parties shall have obtained all licenses and permits necessary to operate their respective businesses.

     (d) Operation of Business. From the date of this Agreement through the Closing Date, MAOS will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

          (i) MAOS will not authorize or effect any change in its charter documents or bylaws;

          (ii) MAOS will not grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

          (iii) MAOS will not declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock in either case outside the Ordinary Course of Business without the consent of SCN, which consent shall not be unreasonably withheld;

          (iv) MAOS will not issue any note, bond or other debt security or create, incur, assume or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

          (v) MAOS will not impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

          (vi) MAOS will not make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

          (vii) MAOS will not make any change in employment terms for any of its directors, officers or employees outside the Ordinary Course of Business; and

          (viii) MAOS will not commit to do any of the foregoing.

     (e) Further Acts and Assurances. MAOS and the MAOS Stockholders shall, at any time and from time to time at and after the Effective Time, upon request of SCN, take any and all steps necessary to place SCN in possession and operating control of the Practice Assets and to effectuate the Merger, and will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances as may be required for better transferring and confirming to SCN or its successors and assigns, or for better reducing to possession, any or all of the Practice Assets or consummating the Merger.

     (f) Full Access. Upon three (3) days prior notice, MAOS will permit representatives of SCN to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to MAOS during normal business hours. SCN will treat and hold as such any confidential information it receives from MAOS in the course of the reviews contemplated by this Section 5(f), will not use any of the confidential information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to MAOS all tangible embodiments (and all copies) thereof which are in its possession or control.

     (g) Notice of Developments. Each Party will give prompt written notice to the other Parties of any material adverse development causing a breach of any of its own representations and warranties in Section 3 or Section 4 above, as applicable. No disclosure by any Party pursuant to this Section 5(g), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (h) Exclusivity. Until the earlier of (i) June 30, 1997, or (ii) the Effective Time, MAOS will not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of MAOS (including any acquisition structured as a merger, consolidation, or share exchange). MAOS shall notify SCN immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     (i) Collection of Accounts Receivable. The MAOS Stockholders agree to cooperate with SCN in the collection of accounts receivable owned by MAOS as of the Effective Time acquired pursuant to this Agreement. SCN, at its option, shall have the right to require the collection of said accounts receivable through a lockbox or bank account sweep arrangement. In connection therewith, the MAOS Stockholders agree to execute the necessary documents and follow the necessary procedures as described in the Service Agreement to accommodate the collection of the accounts receivable in such manner.


     (j) Payment of Expenses. On or before the Effective Time, MAOS shall have paid or discharged any and all liabilities or charges for costs or fees owed as a result of the transaction contemplated by this Agreement.

     (k) Corporate Authorization. By execution of this Agreement, the MAOS Stockholders agree to take any and all steps necessary and will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such acts, deeds and assurances required in order to consummate the Merger, including voting as directors of MAOS in favor of the Merger and voting as stockholders of MAOS in favor of the Merger at any meetings (or in any action by written consent) required by the Maryland General Corporation Law.

     (l) Malpractice Insurance. On or before the Effective Time, all physicians and employees of MAOS must be covered by medical malpractice insurance and, if required by SCN, medical malpractice tail insurance to cover prior occurrences shall be procured by MAOS.

     (m) Distribution of Excluded Assets. Prior to the Effective Time, MAOS shall have distributed to the MAOS Stockholders all of the assets listed on
Schedule 5(m), which constitute the entirety of the assets owned by MAOS not being acquired by SCN (the "Excluded Assets").

     (n) Satisfaction of Indebtedness. Prior to the Effective Time, MAOS shall have caused the payoff of all liabilities owed to third-parties (with the exception of trade payables due for less than thirty (30) days) and all indebtedness owed to banks or other financial institutions or lenders (with the exception of furniture and equipment related indebtedness owed to Farmers and Merchants Bank) or shall have caused the assumption thereof by a new entity organized by the MAOS Stockholders. Notwithstanding any contrary provision contained herein, SCN shall not be deemed to have assumed, nor shall SCN assume:
(i) any liability which may be incurred by reason of any breach of or default under such contracts, leases, commitments or obligations which occurred prior to the Closing Date; (ii) any liability for any employee benefits payable to employees of MAOS, including, but not limited to, liabilities arising under any Employee Benefit Plan or accrued vacation or sick pay; (iii) any liability based upon or arising out of a violation of any laws by MAOS, including, without limiting the generality of the foregoing, any such liability which may arise in connection with agreements, contracts, commitments or provision of services by MAOS; nor (iv) any liability based upon or arising out of any tortious or wrongful actions of MAOS or any Physician Owner, or any liability for the payment of any taxes imposed by law on MAOS arising from or by reason of the transactions contemplated by this Agreement. In addition, the MAOS Stockholders shall cause to be filed on behalf of MAOS all final tax returns required by Applicable Law to be filed and shall pay all Taxes owed by MAOS for the tax period ended as of the Effective Time.

     (o) Conversion into Business Corporation. If required by the Maryland General Corporation Law, prior to the Effective Time, the MAOS Stockholders shall have caused the conversion of MAOS to a Maryland business corporation.

     (p) Employee Benefit Plans. Prior to the Effective Time, all Employee Benefit Plans shall be terminated in accordance with Applicable Law.

     (q) Securities Laws Compliance. No MAOS Stockholder shall dispose of the SCN Shares received as a result of the Merger except in accordance with the provisions of the Securities Act, the provisions of any rule adopted by the Securities and Exchange Commission pursuant to the Securities Act and the "blue sky" laws of any applicable state.

     6. Conditions to Obligation to Close.

     (a) Conditions to Obligation of SCN. The obligation of SCN to consummate the Merger is subject to satisfaction of the following conditions or before the Closing Date:

          (i) MAOS shall have procured all of the third party consents specified in Section 5(b) above;

          (ii) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

          (iii) MAOS shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Surviving Corporation to own the former assets or to operate the former business of MAOS;

          (v) SCN shall have received the resignations, effective as of the Closing, of each director and officer of MAOS other than those whom SCN shall have specified in writing at least five (5) business days prior to the Closing;

          (vi) all actions to be taken by MAOS and/or the MAOS Stockholders in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby have been taken or delivered to SCN and are satisfactory in form and substance to SCN;

          (vii) the issuance of the SCN Shares to the MAOS Stockholders will not violate federal securities laws or the securities laws of any state of the United States;

          (viii) SCN shall have completed and be satisfied with its due diligence review, including SCN's review of the Disclosure Schedule; and

          (ix) SCN's Board of Directors shall have approved the Merger in their sole and absolute discretion.

SCN may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

     (b) Conditions to Obligation of MAOS. The obligation of MAOS to consummate the Merger is subject to satisfaction of the following conditions:

          (i) This Agreement and the Merger shall have received the MAOS directors and MAOS Stockholders' approval required by the Maryland General Corporation Law.

          (ii) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

          (iii) SCN shall have performed and complied with all of its covenants hereunder in all material respects through the Closing; and

          (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Surviving Corporation to own the former assets of MAOS.

     MAOS may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

     7. Items to be Delivered at or Prior to Closing.

     (a) By the MAOS Stockholders or MAOS. The MAOS Stockholders or MAOS, as applicable, shall deliver to SCN, prior to or at the Closing:

          (i) Certified resolutions of the directors and stockholders of MAOS authorizing the execution of all documents and the consummation of all transactions contemplated hereby;

          (ii) The Maryland Articles of Merger which shall be in the form required by SCN's legal counsel and in accordance with the Maryland General Corporation Law;

          (iii) Stock Certificates representing ownership of all shares of MAOS, duly endorsed to SCN;

          (iv) A fully executed Service Agreement in substantially the form attached hereto as Exhibit 7(a)(iv);

          (v) A certificate duly executed by the President of MAOS and the MAOS Stockholders stating as of the Closing Date, all representations and warranties are true, all covenants and agreements contained in the Agreement to be performed by MAOS and the MAOS Stockholders have been performed or complied with and all conditions to closing have been complied with;

          (vi) An opinion from MAOS's counsel in substantially the form attached hereto as Exhibit 7(a)(vi);

          (vii) Such other instruments as may be reasonably requested by SCN in order to effect or carry out the intent of this Agreement.

     (b) By SCN. SCN shall deliver to MAOS at or prior to the Closing:

          (i) Stock Certificates representing the SCN Shares being issued to the MAOS Stockholders pursuant to Section 2(d)(v);

          (ii) The Delaware Certificate of Merger in substantially the form attached hereto as Exhibit 2(a)(1);

          (iii) An opinion from SCN's counsel in substantially the form attached hereto as Exhibit 7(b)(iii);

          (iv) A certificate, duly executed by an authorized officer of SCN, stating as of the Closing Date, all representations and warranties of SCN are true, all covenants and agreements contained in the Agreement to be performed by SCN have been performed or complied with and all conditions to Closing have been satisfied;

          (v) A fully executed Service Agreement in substantially the form attached hereto as Exhibit 7(a)(iv); and

          (vi) Such other instruments as may be reasonably requested by MAOS or the MAOS Stockholders in order to effect to or carry out the intent of this Agreement.

     8. Termination.

     (a) Termination of Agreement. Either of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

          (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

          (ii) SCN may terminate this Agreement by giving written notice to MAOS at any time prior to the Effective Time (A) in the event MAOS has breached any representation, warranty, or covenant contained in this Agreement in any material respect, SCN has notified MAOS of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before July 15, 1997 by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from SCN breaching any representation, warranty, or covenant contained in this Agreement); or

          (iii) MAOS may terminate this Agreement by giving written notice to SCN at any time prior to the Effective Time (A) in the event SCN has breached any representation, warranty, or covenant contained in this Agreement in any material respect, MAOS has notified SCN of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before July 15, 1997 by reason of the failure of any condition precedent under
     Section 6(b) hereof (unless the failure results primarily from MAOS breaching any representation, warranty, or covenant contained in this Agreement).

     (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 8(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any party to any other Party (except for any liability of any Party then in breach).

     9. Indemnification.

     (a) Indemnification by the MAOS Stockholders. Each MAOS Stockholder, severally, with respect to himself and MAOS only, agrees to and shall defend, indemnify and hold harmless SCN, its successors and assigns, officers and directors against any and all losses, liabilities, expenses (including, but without limitation, reasonable attorneys fees) and damages resulting from or arising out of the breach, untruth or inaccuracy of any representation, warranty or covenant of MAOS or such MAOS Stockholder set forth in this Agreement or from any loss, liability or expense resulting from or related to MAOS's operation of its business prior to the Effective Time. No MAOS Stockholder shall be liable to SCN for any claims against the MAOS Stockholder under this Section 9(a) unless and until the aggregate of all claims against the MAOS Stockholders exceeds the sum of $25,000.00, whereupon SCN shall be entitled to recover the full amount of all claims, including the initial $25,000.00.

     (b) Notice to the MAOS Stockholders; Opportunity to Defend. SCN agrees to give prompt notice to the MAOS Stockholders of the assertion of any claim, or the commencement of any suit, action or proceeding, in respect of which indemnity may be sought under Section 9(a). The MAOS Stockholders may participate in and at their election, or at the request of SCN, assume the defense of any such suit, action or proceeding at the MAOS Stockholders' expense. The MAOS Stockholders shall not be liable under Section 9(a) for any settlement effected without their consent of any claim, litigation or proceeding in respect of which indemnity may be sought under Section 9(a) which consent shall not be unreasonably withheld.

     (c) General Indemnification by SCN. SCN agrees to and shall defend, indemnify and hold harmless the MAOS Stockholders, their heirs and assigns against any and all losses, liabilities, expenses (including, but without limitation, reasonable attorneys fees) and damages resulting from the material breach, untruth or inaccuracy of any representation, warranty or covenant of SCN set forth in this Agreement. SCN shall not be liable to the MAOS Stockholders for any claims against SCN under this Section 9(c) unless and until the aggregate of all claims against SCN exceeds the sum of $25,000.00, whereupon the MAOS Stockholders shall be entitled to recover the full amount of all claims, including the initial $25,000.00.

     (d) Notice to SCN; Opportunity to Defend. The MAOS Stockholders agree to give prompt notice to SCN of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under
Section 9(c). SCN may participate in and at its election, or at the request of the MAOS Stockholders, assume the defense of any such suit, action or proceeding at SCN's expense. SCN shall not be liable under Section 9(c) for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder, which consent shall not be unreasonably withheld.

     (e) Right of Setoff. In the event of any breach of warranty, representation, covenant or agreement by MAOS or the MAOS Stockholders giving rise to indemnification to SCN under Section 9(a) hereof, SCN shall be entitled to offset the amount of damages incurred by it as a result of such breach of warranty, representation, covenant or agreement against the amounts payable to the MAOS Stockholders or MAOSII under the Service Agreement. In the event that SCN determines that an amount is to be so offset, as a condition precedent to such right of setoff, SCN shall give the MAOS Stockholders written notice of the amount of such proposed setoff and the basis therefor within thirty (30) days after the date on which such amount is finally determined. If SCN shall not have received written notice from the MAOS Stockholders contesting such setoff within twenty (20) days of their receipt of such written notice from SCN, the setoff shall be deemed to have been consented to by the MAOS Stockholders, and SCN shall be entitled to deduct the entire amount claimed as a setoff from the next succeeding amounts payable under the Service Agreement. In the event that the MAOS Stockholders shall object to the proposed setoff by written notice received by SCN during such twenty (20) day period, the entitlement of SCN to the claimed setoff shall be determined as set forth in Section 10.4.3 and Section 10.4.4 of the Service Agreement.

     10. Miscellaneous.

     (a) Survival. The representations and warranties of the MAOS Stockholders, MAOS and SCN (with the exception of the representation and warranty contained in Section 3(o)) contained in this Agreement and the indemnifications contained herein shall survive the Closing for a period of two (2) years. The representation and warranty contained in Section 3(o) and any indemnifications related thereto shall survive for the applicable statute of limitations period. No claim for indemnification with respect to any alleged misrepresentation or breach of warranty or covenant may be made after three (3) years following the Closing Date. Any matter to which indemnification pertains and with respect to which a claim has been asserted or threatened following the Closing Date shall continue to be subject to the indemnification under this Agreement until finally terminated, settled, resolved or adjudicated; and all terms, conditions and stipulations of this Agreement shall likewise continue to apply.

     (b) No Third-Party Beneficiaries. Except as provided in Section 9(e), this Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

     (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

     (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to MAOS:                                 Copy to:

Robert J. Cirincione, M.D.                  William M. Schildt
1120A Professional Court                    Strite & Schildt, P.C.
Hagerstown, Maryland 21740-5848             138 West Washington, Ste. 200
Facsimile: (301)739-7112                    Hagerstown, Maryland, 21740
                                            Facsimile: (301)739-7684

If to SCN:                                  Copy to:

Kerry R. Hicks, President                   David T. Popwell, Esq.
Specialty Care Network, Inc.                Baker, Donelson, Bearman & Caldwell
44 Union Boulevard, Suite 600               165 Madison Ave, Suite 2100
Lakewood, Colorado  80228                   Memphis, Tennessee 38103
Facsimile: (303) 716-1298                   Facsimile: (901) 577-2303


Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

     (h) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties submits to the jurisdiction of any state or federal court sitting in Denver, Colorado, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

     (i) Amendments and Waivers. The parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to MAOS stockholder approval will be subject to the restrictions contained in the Maryland General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (k) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

     (m) No Referrals Required. The Parties agree that no part of this Agreement shall be construed to induce or encourage the referral of patients or the purchase of health care services or supplies. The Parties acknowledge that there is no requirement under this Agreement or any other agreement between MAOS II and SCN that any party refer any patients to any health care provider or purchase any health care goods or services from any source. Additionally, no payment under this Agreement is in return for the referral of patients, if any, or in return for purchasing, leasing or ordering services from SCN or any of SCN's affiliates. The Parties may refer patients to any company or person providing services and will make such referrals, if any, consistent with professional medical judgment and the needs and wishes of the relevant patients.

     (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                                    * * * * *

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                     SPECIALTY CARE NETWORK, INC.

                                     By:
                                         --------------------------------------
                                     Title:
                                            -----------------------------------



                                     MID-ATLANTIC ORTHOPAEDIC SPECIALISTS, P.C.

                                     By:
                                         --------------------------------------
                                     Title:
                                            -----------------------------------



                                     ------------------------------------------
                                     Robert J. Cirincione, M.D., Stockholder



                                     ------------------------------------------
                                     Richard S. Milford, M.D., Stockholder



                                     ------------------------------------------
                                     Michael T. Stowell, M.D., Stockholder



                                     ------------------------------------------
                                     Thomas G. Amalfitano, M.D., Stockholder

                                    EXHIBIT 1

                          AGREEMENT AND PLAN OF MERGER
                                       OF
                   MID-ATLANTIC ORTHOPAEDIC SPECIALISTS, P.C.
                      (a Maryland professional corporation)

                                  WITH AND INTO

                          SPECIALTY CARE NETWORK, INC.
                            (a Delaware corporation)


     AGREEMENT AND PLAN OF MERGER (the "Agreement and Plan of Merger"), dated as of ______________, 1997, by and between Mid-Atlantic Orthopaedic Specialists, P.C., a professional corporation organized and existing under the laws of the State of Maryland ("MAOS") and SPECIALTY CARE NETWORK, INC., a corporation organized and existing under the laws of the State of Delaware ("SCN"), with reference to the following recitals:

                                   WITNESSETH:

     WHEREAS, MAOS is a professional corporation duly organized, validly existing and in good standing under the laws of the State of Maryland . The entire authorized capital stock of MAOS consists of five thousand (5,000) shares of common stock, without par value (the "MAOS Common Stock"), of which one thousand two hundred (1,200) shares are issued and outstanding.

     WHEREAS, SCN is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The entire authorized capital stock of SCN consists of fifty million (50,000,000) shares of common stock, par value $.001 per share (the "SCN Common Stock"), of which Fourteen Million Six Hundred Sixty-Two Thousand Five Hundred Seventy-Five (14,662,575) shares are issued and outstanding and two million (2,000,000) shares of preferred stock, none of which are issued or outstanding; and

     WHEREAS, the Board of Directors of each of MAOS and SCN and the shareholder(s) of MAOS have adopted resolutions approving this Agreement and Plan of Merger in accordance with the General Corporation Law of the State of Maryland (the "MGCL") and the General Corporation Law of the State of Delaware (the "DGCL").

     NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and intending to be legally bound, agree as follows:

     1. Parties to Merger. MAOS and SCN (such corporate parties to the merger being hereinafter sometimes collectively referred to as the "Constituent Corporations") shall effect a merger (the "Merger") in accordance with and subject to the terms and conditions of this Agreement and Plan of Merger.

     2. Merger: Service of Process. At the Effective Time (as defined in Section 3 hereof), MAOS shall be merged with and into SCN, which latter corporation shall be, and is hereinafter sometimes referred to as, the "Surviving Corporation". The Surviving Corporation, which shall continue to be governed by the laws of the State of Delaware, hereby agrees that it may be served with process in the State of Maryland in any proceeding for enforcement of any obligation of MAOS, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, and the Surviving Corporation hereby irrevocably appoints the State Department of Assessments and Taxation ("SDAT") of the State of Maryland as its agent to accept service of process in any such suit or other proceedings. A


                                   Exhibit 1-1
copy of such process shall be mailed by the SDAT of the State of Maryland to the Surviving Corporation at 44 Union Boulevard, Suite 600, Lakewood, Colorado 80228.

     3. Filing and Effective Time. A Certificate of Merger to be filed with the Secretary of the State of Delaware and Articles of Merger to be filed with the SDAT of the State of Maryland and such other documents and instruments as are required by, and complying in all respects with, the MGCL and the DGCL shall be delivered to the appropriate state officials for filing. The Merger shall become effective immediately at 11:59 p.m. on ____________________, 1997 (the
"Effective Time").

     4. Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of SCN shall be and thereafter remain the Certificate of Incorporation of the Surviving Corporation, until amended in accordance with applicable law, and the Surviving Corporation shall continue to be a corporation organized and governed by the laws of the State of Delaware.

     5. Bylaws. At the Effective Time, the Bylaws of SCN shall be and thereafter remain the Bylaws of the Surviving Corporation until altered, amended or repealed in the manner therein provided in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and applicable law.

     6. Directors and Officers. At the Effective Time, the directors and the officers of SCN shall be the directors and the officers of the Surviving Corporation; each such director and officer shall hold office until his resignation or removal, in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and applicable law.

     7. Effect of Merger. At the Effective Time, the Merger shall have the effect set forth in the MGCL and the DGCL.

     8. Further Assurances. Each of the Constituent Corporations shall use their best efforts to take action and to do all things necessary in order to consummate and make effective the actions contemplated in this Agreement and Plan of Merger. If at any time the Surviving Corporation, or its successors or assigns, shall consider any further assignments or assurances in law or any other acts to be necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of MAOS acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the merger, or (b) otherwise carry out the purposes of this Agreement and Plan of Merger, MAOS and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement and Plan of Merger, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of MAOS or otherwise to take any and all such action.

     9. Capital Stock. At the Effective Time:

          (a) Each share of Common Stock of MAOS (other than any dissenting shares), without any action on the part of the holder thereof, shall be converted into the right to receive (i) ___________ (_________) shares of SCN Common Stock (the "Conversion Ratio") and (ii) a cash payment of ______________________________ Dollars ($______________). SCN shall deliver the shares of SCN Common Stock at, or as soon as practicable after, the Effective Time. Each dissenting share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the MGCL. The Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in number of shares of MAOS Common Stock


                                  Exhibit 1-2
     or shares of SCN Common Stock outstanding. For all purposes, each share of SCN Common Stock is agreed to have a value of ____________________ Dollars ($_________) per share.

          (b) On and after the Effective Date, the holders of MAOS Common Stock shall cease to have any rights as shareholders of MAOS except for the right to surrender their stock in exchange for payment of the merger consideration.

          (c) Each share of Common Stock of SCN issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding.

     10. No Fractional Shares. No fractional shares of SCN Common Stock shall be issued pursuant to the Merger. In lieu of the issuance of any such fractional shares of SCN Common Stock, cash adjustments will be paid to holders in respect of any fractional shares of SCN Common Stock that would otherwise be issuable. The amount of such adjustment shall be the product of such fraction of a share of SCN Common Stock multiplied by $___________.

     11. Dissenting Shares. Notwithstanding anything herein to the contrary, shares of MAOS Common Stock that are outstanding immediately prior to the Effective Date and that are held by shareholders, if any, who are entitled to assert a right to dissent from the merger and who demand and validly perfect their rights to receive the "fair value" of their shares with respect to the merger under Sections 3-201 et seq. of the MGCL (the "Dissenting Shares") shall be entitled solely to the payment of the "fair value" of such shares in accordance with the provisions of the MGCL; except that (i) if such demand to receive "fair value" shall be withdrawn upon the consent of the Surviving Corporation, (ii) if this Agreement and Plan of Merger shall be terminated, or the merger shall not be consummated, (iii) if no demand or petition for the determination of "fair value" by a court shall have been made or filed within the time provided in the provisions of the MGCL or (iv) if a court of competent jurisdiction shall determine that such holder of Dissenting Shares is not entitled to the relief provided by the provisions of the MGCL, then the right of such holder of Dissenting Shares to be paid the "fair value" of his shares of MAOS Common Stock shall cease and, with respect to clauses (i), (ii) and (iv) above, such Dissenting Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Date, the right to receive the merger consideration with respect thereto, without any interest thereon, and with respect to clause (ii) above, the status of such shareholder shall be restored retroactively without prejudice to any corporate proceeding which may have been taken during the interim.

     12. Amendment or Termination. Notwithstanding shareholder approval of this Agreement and Plan of Merger, this Agreement and Plan of Merger may be amended or terminated at any time on or before the Effective Date by agreement of the Boards of Directors of the Constituent Corporations, provided that no amendment may be made which decreases the Conversion Ratio.

     13. Counterparts. This Agreement and Plan of Merger may be executed in counterparts each of which shall be deemed an original and all of which together shall be considered one and the same agreement. The parties agree that a facsimile may be executed as an original.


                                   Exhibit 1-3

     IN WITNESS WHEREOF, the parties hereto, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors and the MAOS Stockholders, have duly executed this Agreement and Plan of Merger as of the day and year first written above.


                                     MID-ATLANTIC ORTHOPAEDIC SPECIALISTS, P.C.


                                     By:
                                         --------------------------------------
                                     Title:
                                            -----------------------------------

ATTEST:


By:
    -------------------------


                                     SPECIALTY CARE NETWORK, INC.


                                     By:
                                         --------------------------------------
                                     Title:
                                            -----------------------------------

ATTEST:


By:
    -------------------------


                                   Exhibit 1-4

                                 EXHIBIT 2(a)(1)





                              CERTIFICATE OF MERGER
                                       OF
                   MID-ATLANTIC ORTHOPAEDIC SPECIALISTS, P.C.
                                      INTO
                          SPECIALTY CARE NETWORK, INC.

                     (PURSUANT TO SECTION 252 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE)

     THE UNDERSIGNED CORPORATION HEREBY CERTIFIES THAT:

     1. The name and state of incorporation of each of the constituent corporations are:

          (a) Specialty Care Network, Inc., a Delaware corporation; and

          (b) Mid-Atlantic Orthopaedic Specialists, P.C., a Maryland professional corporation.

     2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged on ______________________, 1997, by Mid-Atlantic Orthopaedic Specialists, P.C. and by Specialty Care Network, Inc. in accordance with the provisions of Section 252 of the General Corporation Law of the State of Delaware and Section 3-109 of the Maryland General Corporation Law.

     3. The name of the surviving corporation is Specialty Care Network, Inc.

     4. The certificate of incorporation of Specialty Care Network, Inc. shall be the certificate of incorporation of the surviving corporation.

     5. The surviving corporation is a corporation of the State of Delaware.

     6. The executed Agreement and Plan of Merger is on file at the principal place of business of Specialty Care Network, Inc. at 44 Union Boulevard, Suite 600, Lakewood, Colorado 80228.

     7. A copy of the Agreement and Plan of Merger will be furnished by Specialty Care Network, Inc., on request and without cost, to any stockholder of Mid-Atlantic Orthopaedic Specialists, P.C. or Specialty Care Network, Inc.


                                Exhibit 2(a)(1)-1

     8. The authorized capital stock of Specialty Care Network, Inc. is 50,000,000 shares of common stock, $.001 par value and 2,000,000 shares of preferred stock.

     9. The authorized capital stock of Mid-Atlantic Orthopaedic Specialists, P.C. is 5,000 shares of common stock, without par value.

     10. The Agreement and Plan of Merger shall be effective on _______________, 1997 at 11:59 p.m.

     IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Merger to be executed on the ______ day of July, 1997.


                                            SPECIALTY CARE NETWORK, INC.


                                            By:
                                                -------------------------------
                                            Title:
                                                   ----------------------------


                                Exhibit 2(a)(1)-2

                                 EXHIBIT 2(a)(2)

                           MARYLAND ARTICLES OF MERGER

                                  See Attached.



                                Exhibit 2(a)(2)-1

                                  EXHIBIT 5(m)

                                 EXCLUDED ASSETS


"Excluded Assets" shall mean (i) employment or noncompete agreements between MAOS and the MAOS Stockholders and those licensed medical individuals under contract with MAOS to provide professional services to patients of MAOS and claims arising thereunder; (ii) all patient medical records and patient lists;
(iii) all insurance policies of MAOS and claims arising thereunder and all prepaid expenses on malpractice insurance premiums; (iv) the inventories, cash and Accounts Receivable disposed of, canceled, expended or collected, as the case may be, by MAOS after the date hereof and prior to the Closing in the Ordinary Course of Business and consistent with past practice; (v) personal property of individual physicians which is not included on the financial statements of MAOS; (vi) MAOS's Employee Benefit Plans and all liabilities related thereto; (vii) MAOS's cash (other than any cash reserved for the payment of any accrued liabilities) on hand as of the Closing Date, (viii) MAOS's third party provider agreements; (ix) all drugs owned by MAOS; (x) all automobiles owned by MAOS; and (xi) the Lease Agreement for MAOS' main office; provided, however, MAOS shall sublease such main office to SCN prior to the consummation of the Merger.


                                Exhibit 2(a)(2)-2

                                EXHIBIT 7(a)(iv)

                                SERVICE AGREEMENT


                                  See attached.


                                   7(a)(iv)-1

                                EXHIBIT 7(a)(vi)

                               MAOS OPINION LETTER



                              _______________, 1997


Specialty Care Network, Inc.
44 Union Boulevard
Suite 600
Lakewood, Colorado 80228

Gentlemen:

     We have acted as counsel to Mid-Atlantic Orthopaedic Specialists, P.C. ("MAOS"), Mid-Atlantic Orthopaedic Specialists/Drs. Cirincione, Milford, Stowell & Amalfitano, P.C. ("MAOS II"), and the shareholders of MAOS and MAOS II (the "Shareholders"), in connection with the series of transactions culminating in the merger ("Merger") of MAOS with and into Specialty Care Network, Inc., a Delaware corporation ("SCN").

     In connection with this opinion and with your permission, we have examined
(i) an executed copy of that certain Merger Agreement (the "Agreement") between MAOS, the Shareholders and SCN dated as of June 30, 1997 as well as the exhibits and schedules attached thereto or referenced therein, (ii) the Agreement and Plan of Merger, (iii) the Service Agreement (the "Service Agreement") between MAOS II, the Shareholders, and SCN dated as of ______________, 1997, as well as the exhibits and schedules attached thereto or referenced therein, and (iv) other documents appropriate for the preparation of this opinion. In addition, we have considered such matters of law and fact as we considered appropriate for the purposes of rendering the opinions set forth herein. The Agreement, the Agreement and Plan of Merger, and the Service Agreement are hereinafter referred to as the "Transaction Documents." Capitalized terms used herein, unless the context otherwise indicates, shall have the meaning ascribed to such terms in the Agreement.

     In making such examinations, we have assumed that:

     (A) All documents examined by us in connection with the preparation of this opinion letter are authentic and accurate and, to the extent represented by photostatic or certified copies, conform to their respective originals;

     (B) All natural persons signing Transaction Documents had, or will have at the time of such signing, full legal capacity to sign and deliver such documents;

     (C) SCN is duly organized, validly existing, and in good standing under the laws of the State of Delaware and in all other places in which it is conducting its business;

     (D) The Transaction Documents have been duly authorized, executed, and delivered by SCN (with genuine signatures) for value received, and nothing in the charter, bylaws (or the equivalent thereof) of SCN prohibits it from executing the Transaction Documents or performing the transactions contemplated by the Transaction Documents to be executed, delivered, and performed by it, and SCN has the full corporate power and authority to deliver and perform its obligations under the Transaction Documents;


                               Exhibit 7(a)(vi)-1

     (E) No court order, administrative ruling, contract, regulation or statute governing SCN prohibits it from executing the Transaction Documents or performing the transactions contemplated by the Transaction Documents;

     (F) All Transaction Documents constitute the legal, valid and binding obligation of the parties (other than MAOS, MAOS II, and the Shareholders), enforceable against them in accordance with the terms of said Transaction Documents;

     (G) As to any Transaction Document that provides that it shall be interpreted, governed by, and/or enforced (or words of similar import) in accordance with the laws of any state other than the State of Maryland , the document is valid and enforceable in accordance with its terms under the laws of that state and the transaction bears a reasonable relationship to that state; and

     (H) All factual statements set forth in the Transaction Documents are true and accurate in all material respects.

     Although we have not conducted an independent investigation of the accuracy of any of these assumptions, nothing has come to our attention leading us to question the accuracy of said assumptions.

     Subject to the foregoing assumptions and further qualifications and limitations as stated herein, we are of the opinion that:

     1. Each of MAOS and MAOS II is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland . Each of MAOS and MAOS II has the full corporate power and authority to carry on the business in which it is engaged and to own, lease, and use the properties owned and used by it.

     2. The entire authorized capital stock of MAOS consists of 5,000 shares, of which 1,200 shares are issued and outstanding. All of the issued and outstanding shares have been duly authorized and are validly issued, fully paid, and nonassessable. To the best of our knowledge after due inquiry, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require MAOS to issue, sell, or otherwise cause to become outstanding any of its capital stock. To the best of our knowledge after due inquiry, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to MAOS. The number of shares owned by each Shareholder as reflected in the stock transfer ledger of MAOS is as follows: Robert J. Cirincione, 300 shares; Richard S. Milford, 300 shares; Michael T. Stowell, 300 shares; and Thomas G. Amalfitano, 300 shares.

     3. To our knowledge, except as described in the Disclosure Schedule to the Agreement (the "Disclosure Schedule"), neither the execution and the delivery of the Transaction Documents nor the consummation of the transactions contemplated thereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, professional regulatory organization or court to which MAOS or MAOS II is subject or any provision of the charter or bylaws of MAOS or MAOS II or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement known to us to which MAOS or MAOS II is a party or by which either is bound or to which of MAOS or MAOSII assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the parties to consummate the transactions contemplated by the Transaction Documents.

     4. To our knowledge, except as described in the Disclosure Schedule, and as may be required by the provisions of the Maryland General Corporation Law, MAOS and MAOS II do not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, or governmental or professional regulatory organization agency in order for the parties to consummate the transactions contemplated by the Transaction Documents,


                               Exhibit 7(a)(vi)-2
except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the parties to consummate the transactions contemplated by the Transaction Documents.

     5. Each of MAOS and MAOS II has the full corporate power and authority to execute and deliver the Transaction Documents to which it is contemplated by the document it will be a party and to perform its obligations thereunder. In those instances where MAOS, MAOS II, or a Shareholder is a party to the Transaction Documents, the Transaction Documents constitute the valid and legally binding obligation of MAOS, MAOS II, or a Shareholder, as the case may be, enforceable in accordance with their terms and conditions.

     6. Except as described in the Disclosure Schedule, to our knowledge there is no suit, action, proceeding at law or in equity, arbitration, administrative proceeding or other proceeding or investigation by any governmental entity pending or threatened against MAOS, MAOS II, any of the Practice Assets, or any physician employed by MAOS or MAOS II.

     7. Except as described in the Disclosure Schedule, to our knowledge, neither MAOS, MAOS II, nor any physician employed by MAOS or MAOS II has received any notice that either MAOS, MAOS II, or the physician employed by MAOS or MAOS II is in violation of any healthcare laws or licensing laws of the State of Maryland or the federal laws of the United States.

     8. Except in connection with the filing of the Articles of Merger, there are no intangible taxes, documentary stamp taxes or any other taxes, or fees payable to the State of Maryland or any political subdivision or any agency thereof in connection with the Merger pursuant to the Transaction Documents.

     The opinions set forth above are qualified as stated therein and are further qualified as follows:

     (a) Enforceability of the rights and remedies in any of the Transaction Documents as against any party or parties is subject to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, or other laws of general application relating to or affecting the enforcement of creditors' rights from time to time in effect;

     (b) The availability of the remedy of specific performance, of any injunctive relief, or of any other equitable remedy is subject to general principles of equity and the discretion of the court before which any proceedings may therefore be brought, whether in a court of law or a court of equity;

     (c) Except as described herein, we have not undertaken any independent investigation to determine the existence or absence of such facts which would be contrary to the opinions expressed herein, and no inference as to the knowledge of the existence of such facts should be drawn from the fact of our representation of the Shareholders, MAOS, or MAOS II as their respective counsel in connection with this transaction. The phrases "our knowledge," "of which we are aware," and similar phrases mean the knowledge of the attorney who signs this opinion letter and any attorney in this law firm who has had active involvement in the preparation of this opinion letter or the transactions to which it relates or is primarily responsible for providing the response concerning a particular issue or information regarding factual matters or regularly provides legal services to the Shareholders, MAOS, or MAOS II.

     (d) We express no opinions as to matters of federal or state laws relating to antitrust, usury, or securities.

     This letter is furnished by us solely for your benefit in connection with the transaction referred to in the Transaction Documents and may not otherwise be reproduced, quoted in whole or in part, filed publicly, or circulated to or relied upon by any other person, or used in connection with any other transaction, except to any successor in interest of the business of SCN or for disclosure as required by law or by any regulatory agency having jurisdiction


                               Exhibit 7(a)(vi)-3
over SCN. This letter addresses the law as of the date hereof and we undertake no obligation to inform you of any changes in the law occurring after the date hereof.

     We are admitted to practice in the State of Maryland and we express no opinions as to matters under or involved in any jurisdiction other than the laws of the United States and of the State of Maryland.


                                            Sincerely yours,


                                            -----------------------------------

                                            By:
                                                -------------------------------


                               Exhibit 7(a)(vi)-4

                                EXHIBIT 7(b)(iii)

                               SCN OPINION LETTER





                              _______________, 1997



The Board of Directors & Shareholders of
Mid-Atlantic Orthopaedic Specialists, P.C.
1120A Professional Court
Hagerstown, Maryland 21740-5848

Gentlemen:

     We have acted as counsel to Specialty Care Network, Inc., a Delaware corporation ("SCN") in connection with the series of transactions culminating in the Merger ("Merger") of Mid-Atlantic Orthopaedic Specialists, P.C., a Maryland Professional corporation ("MAOS"), with and into SCN.

     In connection with this opinion and with your permission, we have examined
(i) an executed copy of that certain Merger Agreement (the "Agreement") between MAOS, Robert J. Cirincione, M.D., Richard S. Milford, M.D., Michael T. Stowell, M.D., and Thomas G. Amalfitano, M.D. (the "Shareholders") and SCN dated as of June 30, 1997, as well as the exhibits and schedules attached thereto or referenced therein, (ii) the Agreement and Plan of Merger, (iii) the Service Agreement (the "Service Agreement") between Mid-Atlantic Orthopaedic Specialists/Drs. Cirincione, Milford, Stowell & Amalfitano , P.C., a Maryland professional corporation ("MAOS II"), the Shareholders and SCN dated as of ________________________, 1997 as well as the exhibits and schedules attached thereto or referenced therein and (iv) other documents appropriate for the rendering of this opinion. In addition, we have considered such matters of law and fact as we considered appropriate for the purposes of rendering the opinions set forth herein. The Agreement, the Plan of Merger, and the Service Agreement are hereinafter referred to as the "Transaction Documents." Capitalized terms used herein, unless the context otherwise indicates, shall have the meaning ascribed to such terms in the Agreement.

     In making such examinations, we have, with your permission, assumed that:

     (A) All documents examined by us in connection with the preparation of this opinion letter are authentic and accurate and, to the extent represented by photostatic or certified copies, conform to their respective originals;

     (B) All natural persons signing Transaction Documents had, or will have at the time of such signing, full legal capacity to sign and deliver such documents;

     (C) MAOS is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and in all other places in which it is conducting business;

     (D) MAOS II is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and in all other places in which it is conducting business;


                               Exhibit 7(b)(iii)-1

     (E) The Transaction Documents have been duly authorized, executed and delivered by MAOS, MAOS II and the Shareholders (with genuine signatures) for value received, and nothing in the charter, bylaws (or the equivalent thereof) of MAOS or MAOS II prohibits it from executing the Transaction Documents or performing the transaction contemplated by the Transaction Documents to be executed, delivered and performed by it, and the Shareholders has the full power and authority to perform his obligations under the Transaction Documents;

     (F) No court order, administrative ruling, contract, regulation or statute governing MAOS II , MAOS or the Shareholders prohibits them from executing the Transaction Documents or performing the transaction contemplated by the Transaction Documents;

     (G) All Transaction Documents constitute the legal, valid and binding obligation of the parties (other than SCN) enforceable against them in accordance with the terms of said Transaction Documents;

     (H) As to any Transaction Document that provides that it shall be interpreted, governed by and/or enforced (or words of similar import) in accordance with the laws of any state other than the States of Mississippi or Tennessee, the document is valid and enforceable in accordance with its terms under the laws of that state and the transaction bears a reasonable relationship to that state; and

     (I) All factual statements set forth in the Transaction Documents are true and accurate in all material respects.

     Although we have not conducted an independent investigation of the accuracy of any of these assumptions, nothing has come to our attention leading us to question the accuracy of said assumptions.

     Subject to the foregoing assumptions and further qualifications and limitations as stated herein, we are of the opinion that:

     1. SCN is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware. SCN is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the character or location of the properties owned or the business conducted by SCN makes such qualification necessary. SCN has full corporate power and authority to carry on the businesses in which it is engaged and to own, lease and use the properties owned and used by it.

     2. The entire authorized capital stock of SCN consists of 50,000,000 shares of SCN Common Stock and 2,000,000 shares of Preferred Stock, of which ______________ shares of SCN Common Stock are issued and outstanding and no shares of SCN Preferred Stock are issued and outstanding. No shares are held in treasury. All of the shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and nonassessable.

     3. SCN has full power and authority (including full corporate power and authority) to execute and deliver the Transaction Documents and to perform its obligations thereunder. In those instances where SCN is a party to the Transaction Documents, the Transaction Documents constitute the valid and legally binding obligation of SCN enforceable against SCN in accordance with their terms and conditions.

     4. To our knowledge, neither the execution and the delivery of the Transaction Documents, nor the consummation of the transactions contemplated thereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which SCN is subject or any provision of the Certificate of Incorporation or bylaws of SCN or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which SCN is a party or by which it is bound or to which any of its assets is subject, except where the


                               Exhibit 7(b)(iii)-2
violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the parties to consummate the transactions contemplated by the Transaction Documents.

     5. To our knowledge, and other than in connection with the provisions of the Delaware General Corporation Law, the Securities Exchange Act, the Securities Act, and applicable state securities laws, SCN does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by the Transaction Documents, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the parties to consummate the transactions contemplated by the Transaction Documents.

     4. Except as described in the Disclosure Schedule, to our knowledge there is no suit, action, proceeding at law or in equity, arbitration, administrative proceeding or other proceeding or investigation by any governmental entity pending or threatened against SCN.

     The opinions set forth above are qualified as stated therein and are further qualified as follows:

     (a) Enforceability of the rights and remedies in any of the Transaction Documents as against any party or parties is subject to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights from time to time in effect;

     (b) The enforceability of the Transaction Documents, the rights and remedies set forth therein, and the availability of the remedy of specific performance or of any injunctive relief or of any other equitable remedy is subject to general principles of equity and the discretion of the court before which any proceedings may therefore be brought, whether in a court of law or a court of equity;

     (c) Except as described herein, we have not undertaken any independent investigation to determine the existence or absence of such facts which would be contrary to the opinions expressed herein, and no inference as to the knowledge of the existence of such facts should be drawn from the fact of our representation of SCN as their counsel in connection with this transaction. Reference to the phrase "our knowledge," "of which we are aware," or a phrase having equivalent wording means the actual knowledge of the attorney who signs the opinion letter and any attorney in this law firm who has had active involvement in the preparation of this opinion letter or the transactions to which it relates or is primarily responsible for providing the response concerning a particular issue or information regarding factual matters or regularly provides legal services to SCN.

     We express no opinions as to matters of federal or state law relating to anti-trust, health care, usury or securities.

     This letter is furnished by us solely for your benefit in connection with the transaction referred to in the Transaction Documents and may not otherwise be reproduced, quoted in whole or in part, filed publicly or circulated to or relied upon by any other person, nor used in connection with any other transaction except to any successor in interest of the business of MAOS or the Shareholders or for disclosure as required by law or any regulatory agencies having jurisdiction over MAOS or the Shareholders or otherwise. This letter addresses the law as of the date hereof and we undertake no obligation to inform you of any changes in the law occurring after the date hereof.


                               Exhibit 7(b)(iii)-3

     We are admitted to practice in the States of Mississippi and Tennessee and we express no opinions as to matters under or involved in any jurisdiction other than the federal law of the United States and the States of Delaware, Mississippi and Tennessee.

                                            Sincerely yours,

                                            BAKER, DONELSON, BEARMAN & CALDWELL,
                                            a professional corporation


                                            By:
                                                -------------------------------


                               Exhibit 7(b)(iii)-4